Allianz Life Insurance Company of North America

[Annuity Purchase Acknowledgement]
Product: Identification eNumber:
Plan Type:

Financial Professional Information
Broker Dealer:
Name(s):

Owner Information
Name: Date of birth:
SSN/TIN: Mobile Phone:
Email address:
Address:

Joint Owner Information
Name: Date of birth:
SSN/TIN: Mobile Phone:
Email address:
Address:

Annuitant Information
Name: Date of birth:
SSN/TIN: Mobile Phone:
Email address:
Address:
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Verification of Existing Policies or Contracts
1. Do you have existing life insurance policies or annuity contracts?	Yes	No
2. Will the annuity contract applied for replace or change existing contracts or policies?	Yes	No
Notice to Financial Professional: If the Owner does have existing life insurance policies or annuity contracts, Allianz Life Insurance Company of North America (Allianz) requires that you present and read to the Owner the Replacement of Life Insurance or Annuity form and return the notice, signed by both you and Owner, with the electronic request for purchase. Any required replacement forms must be signed and dated the date of the submission of the request or earlier.

Product Features
Contract Options:

Death Benefit:

Other Benefits:

Beneficiary Designation
Type Name Relationship %
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Allocation Selection(s)
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Electronic Authorization
[ YesNo
Electronic Authorization – Allianz accepts allocation, transfer, Index Effective Date change instructions, Performance Lock instructions, and other administrative instructions by electronic notification. Electronic authorizations include, but are not limited to, requests received by telephone, fax, email, or on our website. By selecting “yes”, I am authorizing and directing Allianz to act on electronic instructions from my Financial Professional and/or any qualified person in the employ or administrative support of my Financial Professional to transfer and allocate Contract Value among the variable investment options and any other available allocations options and authorization for Index Effective Date changes and Performance Locks. Notwithstanding my authorization to Allianz, I understand
I must approve the transactions recommended by my Financial Professional prior to submission to Allianz, unless I have separately and independently given my Financial Professional discretion over my contract. This authorization remains in effect until revoked by me.
If I have multiple Financial Professionals as my current Financial Professional, they may act independently. If a Financial Professional is removed from my contract, any new Financial Professional added to my contract will have the same authority granted by this authorization. My Financial Professional shall maintain all required authorizations pursuant to Form ADV, power of attorney, agreement, or otherwise. If “yes” is not checked, electronic instructions will not be accepted from my Financial Professional or any qualified person in the employ or administrative support of my Financial Professional. Allianz will use reasonable procedures to confirm that these electronic instructions are valid. As long as these procedures are followed, the company and its officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost arising from unauthorized or fraudulent instructions. We reserve the right to deny any electronic transfer request, Index Effective Date change, Performance Lock, or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.]

Certification of Taxpayer Identification Number
[If you are applying for this product and/or requesting payments as a U.S. Person, the IRS requires you to agree to the following statements.
If you are not a U.S. Person, you are not eligible to apply for this product.

Under penalties of perjury, I certify that:
1.	The Taxpayer Identification Number shown on this form is correct or I am waiting for a number to be issued to me.
2.	I am not subject to backup withholding because:
a.	I am exempt from backup withholding, or
b.	I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or
c.	The IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. person, and
4.	The Foreign Account Tax Compliance Act (FATCA) code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Check the box ONLY if the IRS has notified you that you are currently subject to backup withholding because you failed to report interest and dividends on your tax return.]
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Annuity Confirmation and Acknowledgement
By signing below the owner(s) of the variable annuity contract described above hereby acknowledge and confirm that:
a.	My financial professional electronically submitted a request for the purchase of an Allianz variable annuity on my behalf and the information and details of the variable annuity set forth in this acknowledgement accurately reflect my intentions and request. Further, I confirm the Beneficiary Designation listed above.
b.
I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation and financial needs. It is a long-term commitment to meet my financial needs and goals.

c.
I understand that the variable annuity contract value may increase or decrease depending on the investment results of the variable investment options, and that the contract by itself provides no guaranteed amount of minimum contract value.

[The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.]

Signed State

Owner’s signature Date

Joint Owner’s signature Date

Annuitant’s signature Date

 as trustee of the  Trustee’s signature Trust Name

Date
 as trustee of the  Trustee’s signature Trust Name

Date
 as trustee of the  Trustee’s signature Trust Name

Date
 as trustee of the  Trustee’s signature Trust Name

Date
 by
Power-of-Attorney (Owner’s name) Attorney-in-fact’s signature

Date
 by
Power-of-Attorney (Owner’s name) Attorney-in-fact’s signature

Date
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Statement of Financial Professional
1.	The applicant has existing life insurance policies or annuity contracts? YesNo
2.	This annuity contract will replace or change an existing policy or contract? YesNo
3.	I have provided the applicant with all appropriate disclosure and replacement requirements prior to electronic submission.
4.	I hereby certify that I only used sales materials that were previously approved by Allianz in my presentation.
5.	I further certify that I left a copy of all sales material used during my presentation with the applicant.

Financial Professional’s signature Date

Financial Professional’s signature Date

[For questions, contact Allianz at 800.624.0197]

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